PRESS RELEASE                                Source: Integral Technologies, Inc.

INTEGRAL LICENSES ELECTRIPLAST(TM) TO SUPPLIER TO WORLD AUTOMOTIVE INDUSTRY Monday December 18, 9:00 am ET

BELLINGHAM, Wash.--(BUSINESS WIRE)--Integral Technologies, Inc.'s (OTCBB:ITKG -
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News; "Integral"), has finalized a license agreement with ADAC Automotive, Inc.
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(ADAC Automotive) (www.adacautomotive.com) to use the Company's proprietary
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ElectriPlast(TM) technology for specific automotive part applications in heating, cooling and exterior and interior telematics.

ADAC Automotive is a full-service automotive supplier dedicated to the production of door handles and components, cowl vent grilles, exterior trim, and marker lighting. Founded in 1975 as ADAC Plastics, Inc., the Grand Rapids, Mich.-based company operates facilities in North America and the United Kingdom, which comprise a combined total of nearly 800,000 square feet of manufacturing space. Today, ADAC is a $225 million company with more than 1,300 employees in the U.S. and U.K., and is a member, along with WITTE Automotive of Velbert, Germany, and STRATTEC Security Corp, of Milwaukee, WI (Symbol: STRT), in the VAST Alliance (www.vastalliance.com), a global alliance serving automotive
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customers in the development and manufacture of vehicle access systems.

ADAC Automotive's Jack Prince, Global Business Director-Technology Sales Leader for ADAC Automotive commenting on the license said, "It is an exciting endeavor which can bring many opportunities to the automotive market. The currently targeted applications are only the very beginning of the potential for this partnership".

Integral continues to work with other companies which are in the process of exploring over 111 patented and patent pending identified applications of the Company's ElectriPlast(TM) technology.

Integral Technologies

Integral Technologies, Inc. (www.itkg.net) is the developer of an innovative
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electrically conductive resin-based material called "ElectriPlast(TM)," a highly conductive recipe that can be molded into virtually any shape or dimension associated with the range of plastics, rubbers and other polymers. Our IP consists of ElectriPlast(TM) and thousands of different applications pertinent to a wide variety of industries. To date, we have had 21 US patents issued, or allowed and pending issuance, and 90 patents pending on ElectriPlast(TM) applications. Various examples of industries where ElectriPlast(TM) can be used are antennas, shielding, lighting, circuitry, switch actuators, resistors, and medical devices, to name just a few. The company is currently introducing these new products and ElectriPlast(TM) technology on a global scale.

This press release contains "forward-looking statements'' within the meaning of
Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. Actual results could differ materially, as the result of such factors as (1) competition in the markets for the products and services sold by the company, (2) the ability of the company to execute its plans, and (3) other factors detailed in the company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that the transaction described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more detailed information on the company and the technologies described above please visit our web site at www.itkg.net or contact Shareholder Relations at 888-666-8833 or The Investor Relations Group, at 212-825-3210. To review the company's filings with the SEC, please go to www.sec.gov.
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Contact:
Integral Technologies, Inc.
Michael Pound, 888-666-8833

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Source: Integral Technologies, Inc.